Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

1.               The name of the corporation is:

SOUTHBROOK CORPORATION

2.               The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.               The nature of the business or purposes to be conducted or promoted is to engage in any legal act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.               The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000), having a par value of $1.00 per share.

5.               The board of directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

6.               The name and mailing address of the incorporator is:

Anita Sobol

Weissmann, Wolff, Bergman, Coleman & Silverman

9665 Wilshire Blvd., Suite 900

Beverly Hills, CA 90212

7.               A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law. Any repeal or modification of this paragraph by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of October, 1987.

/s/ Anita Sobol
ANITA SOBOL

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

I, Alan Joelson, President and Secretary of Southbrook Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

I.             FIRST: That the Certificate of Incorporation of said corporation is amended as follows:

By striking out the whole of Article FOUR thereof which currently provides:

“The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000), having a par value of $1.00 per share.”

and inserting in lieu and instead thereof a new Article FOUR, reading as follows:

ARTICLE FOUR

A.          Authorized Shares

The total number of shares that the Corporation shall have authority to issue shall be one thousand one hundred (1,100) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) one thousand (1,000) shares, of a par value of $1 per share, shall be Non-Voting stock.

The Common Stock shall be issued in two series of fifty (50) shares each, denominated, respectively, Series A Common Stock and Series B Common Stock.

Upon the filing of this Certificate, each share of stock presently outstanding shall be cancelled and converted into one share of Non-Voting Stock.

B.           Series A and Series B Common Stock

The Series A Common Stock and the Series B Common Stock shall have the same rights and privileges, except that the holders of the Series A Common Stock shall elect, by a majority vote of the outstanding Series A Common Stock shares, any person a Series A director (but so that the Maximum number of Series A directors shall not exceed three), and the holders of the Series B Common Stock shall elect, by a majority vote of the outstanding Series B Common Stock shares, any person a Series B director (but so that the maximum number of Series B directors shall not exceed three). There shall be an even number of directors of the corporation as determined from time to time pursuant to the By-Laws. The Series A Common Stock on the one hand and the Series B Common Stock on the other hand shall each have the right to elect one-half (1/2) of the number of directors authorized. A director may only be removed from office, with or without cause, by a majority vote of the outstanding shares of the series that elected him. A vacancy caused by death or resignation of a director may only be filled by a majority vote of the outstanding shares of the series that elected him. Neither the Series A Common Stock nor the Series B Common Stock shall have any right to receive dividends. The outstanding shares of each series of Common Stock shall have the exclusive right to notice of meetings of the holders of that series and the exclusive right to vote upon matters relating to such Series including, but not limited to, the directors to be elected by that series. Any matter requiring the vote or approval of the stockholders of the Corporation shall require approval of both the Series A Common Stock and the Series B Common Stock, each voting as a class. Such approval as to either series may be evidenced by the written consent of a majority of the shares of such series at the time outstanding or, if the matter is to be acted upon at a meeting and a quorum is present, by the affirmative vote of a majority of the shares of the series present in person or by proxy.

C.           Non-Voting Stock

The holders of the Non- Voting Stock shall not have or possess any right or power to vote upon the election of directors or upon any other matter, except as required by law.

D.          Liquidation Rights

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Common Stock and the Series B Common Stock shall be entitled to receive, out of the net assets of the Corporation, an amount equal to the par value for each outstanding share. The holders of the Non-Voting Stock shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

E.           Transfer of Shares

1.                                 (a)                                        Any share may be transferred by a stockholder to his or her wife or husband or to any child of the transferor, or by a stockholder to any lineal descendant of any stockholder of Series A Common Stock or Series B Common Stock, and after the death of any stockholder any shares of the deceased may be transferred by his or her legal personal representatives to the widow, widower or to any child or issue of the deceased.

(b)                                     Any share of Series A Common Stock may at any time be transferred to any holder of Series A Common Stock and any share of Series B Common Stock may at any time be transferred to any holder of Series B Common Stock, and not to any other persons.

2.                                 Except as aforesaid, no shares shall be transferred unless and until the rights of preemption hereinafter conferred shall have been exhausted.

3.                                 Except where the transfer is made pursuant to sub-article E.I. hereof, the person proposing to transfer any share (hereinafter called the “proposing transferor”) shall give notice in writing (hereinafter called “the transfer notice”) to the Corporation that such holder desires to transfer the same, and such notice shall specify the sum such holder fixes as the fair value, and shall constitute the Corporation such holder’s agent for the sale of the Share to any stockholder of the Corporation at the price so fixed or, at the option of the purchaser, at the fair value to be fixed in accordance with sub-article E.5. of this Article. The transfer notice may include two or more shares, and in such case shall operate as if it were a separate notice in respect of each. The transfer notice shall not be revocable except with the approval of the Board of Directors of the Corporation.

4.                                 If the Corporation shall within the period of twenty-eight days after being served with the transfer notice find a stockholder willing to purchase the share (hereinafter called “the purchaser”) and shall give notice thereof to the proposing transferor, such holder shall be bound upon payment of the fair value to transfer the share to the purchaser, who shall be bound to complete the purchase within fourteen days from the service of the last mentioned notice.

5.                                 In case any difference arises between the proposing transferor and the purchaser as to the fair value of a share, the fair value shall be determined by an appraiser acceptable to both parties. If the parties are unable to agree on an appraiser within 10 days following notice of such dispute delivered by either party, each party shall name its own appraiser. If the lower of the two resulting purchase prices is less than 90% of the higher price, the original appraisers shall appoint a third, whose determination of the of the fair value at or between the two earlier appraisals shall be final. Otherwise, the fair value shall be the mean between the two values originally determined. The parties shall share equally the fees and expenses of the appraisers jointly named, but each party shall be responsible for the fees and expenses of any appraiser named solely by it. Each party shall bear its own expenses in presenting evidence to the two appraisers.

In determining the purchase price, the appraisers shall consider all opinions and relevant evidence submitted to them by the parties, or otherwise obtained by them, and shall set forth their determination in writing together with their opinions and the considerations on which the opinions are based, with a signed counterpart to be delivered to each party, within 30 days of commencing appraisal. The appraisal shall value a share based on its percentage of the net value of the Corporation as an entirety, without deduction or adjustment for minority interests or illiquidity, but taking into account any tax issues that are relevant. In ascertaining the value of goodwill and other assets regard shall be had to the then prevailing practice (if any) of valuing the goodwill and other assets of the business of the Corporation, provided that in the case of all real property or interests therein owned by the Corporation the party making such valuation shall obtain all necessary up to date valuations from a valuation firm independent of the parties for whom the valuation is intended, to be appointed by said appraiser at such person’s discretion; provided, however, that if the appraiser is in the business of giving real estate valuations, such appraiser may provide such valuation itself. Any report given by an appraiser hereunder shall be final and binding on the proposed transferor and the other interested parties.

The foregoing valuation procedures shall be applicable only to the Non-Voting Shares. The Common Stock shall be valued for all purposes at its par value including, but not limited to, for purposes of determining the value of any Non-voting Shares.

6.                                 If in any case the proposing transferor after having become bound as aforesaid makes default in transferring the share the Corporation may receive the purchase money on such person’s behalf, and may authorize any person to execute a transfer of the share in favor of the purchaser, who shall thereupon be registered as the holder of the share. After the purchaser’s name has been entered in the stock records of the Corporation in purported exercise of the aforesaid power the validity of the proceedings shall be binding and conclusive as to all parties.

7.                                 If the Corporation shall not within the period of twenty-eight days after being served with the transfer notice find a person willing to purchase the shares and give notice in manner aforesaid, the proposing transferor shall at any time within three calendar months afterwards be at liberty, subject to sub-article E.9. hereof, to sell and transfer the shares, or those not placed, to any person and at or more than the price specified in the transfer notice.

8.                                 (a)                                        Any Series A Common Stock specified in any transfer notice given to the Corporation as aforesaid shall be offered by the Corporation in the first place to the holders of Series A Common Stock other than the proposing transferor as nearly as may be in proportion to the existing Series A Common Stock held by them respectively, and any Series A Common stock not accepted by the said holders shall be offered to the holders of Series B Common Stock in proportion as nearly as may be to the existing Series B Common Stock held by them respectively.

(b)                                     Any Series B Common Stock specified in any transfer notice given to the Corporation as aforesaid shall be offered by the Corporation in the first place to the holders of Series B Common Stock other than the proposing transferor as nearly as may be in proportion to the existing Series B Common Stock held by them respectively, and any Series B Common Stock not accepted by the said holders shall be offered to the holders of Series A Common Stock in proportion as nearly as may be to the existing Series A Common Stock held by them respectively.

(c)                                      The offer shall in each case limit the time (not to be less than thirty days) within which the same if not accepted shall be deemed to be declined, and may indicate to the holders of Series A Common Stock or Series B Common Stock, as the case may be, that any holder who desires an allotment of Shares in excess of such holder’s proportion should in such holder’s reply state how many excess Shares such holder desires to have, and if all the holders do not claim their proportions the unclaimed Shares shall be used for satisfying the claims in excess.

(d)                                     Any Series A Common Stock or Series B Common Stock not disposed of pursuant to the provisions of paragraphs (a), (b) and (c) of this sub-article shall be offered to such stockholders or other persons selected by the Board of Directors of the Corporation and in such proportions as may be determined by the Board of Directors.

9.                                The Board of Directors may refuse to register any transfer of a share (a) where the Corporation has a lien on the share, or (b) where the Board of Directors are not of the opinion that the transferee is a desirable person to have as a stockholder of the Corporation; but clause (b) of this sub-article E.9. shall not apply to a transfer made pursuant to sub-article E.I. hereof.

II.            SECOND:  That there are currently One Thousand (1,000) shares of stock authorized to be issued by this Corporation of which One Hundred (100) shares are issued and outstanding.

III.           THIRD:      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the resolution of its Board of Directors and the unanimous vote of all shares entitled to vote.

IV.           FOURTH:  That the capital of this Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Alan Joelson, its President and Secretary as of this 2nd day of December, 1988.

By /s/ Alan Joelson
Alan Joelson
President and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Alan Joelson and Donald G. Leve, President and Secretary of Southbrook Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

I.              FIRST: That the Certificate of Incorporation of said corporation is amended as follows:

By striking out that portion of Part A of Article POUR thereof which currently provides:

“The total number of shares that the Corporation shall have authority to issue shall be one thousand one hundred (1,100) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common stock, and (ii) one thousand (1,000) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

and inserting in lieu and instead thereof a new paragraph as part of Part A to Article FOUR, reading as follows:

“The total number of shares that the Corporation shall have authority to issue shall be one thousand three hundred (1,300) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) one thousand two hundred (1,200) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

II. SECOND: That there are currently One Thousand One Hundred (1,100) shares of stock authorized to

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be issued by this Corporation of which One Thousand One Hundred (1,100) shares are issued and outstanding.

III.           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the resolution of its Board of Directors and the unanimous vote of all shares entitled to vote.

IV.           FOURTH: That the capital of this Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Alan Joelson, its President and Donald G. Leve, its Secretary as of this 8th day of March, 1990.

By	/s/ Alan Joelson
Alan Joelson
President

By	/s/ Donald G. Leve
Donald G. Leve
Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Alan Joelson and Donald G. Leve, President and Secretary of Southbrook Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

I.     FIRST: That the Certificate of Incorporation of said corporation is amended as follows:

By striking out that portion of Part A of Article FOUR thereof which currently provides:

“The total number of shares that the Corporation shall have authority to issue shall be one thousand three hundred (1,300) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) one thousand two hundred (1,200) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

and inserting in lieu and instead thereof a new paragraph as part of Part A to Article FOUR, reading as follows:

“The total number of shares that the Corporation shall have authority to issue shall be one thousand eight hundred (1,800) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) one thousand seven hundred (1,700) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

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II.    SECOND: That there are currently One Thousand Three Hundred (1,300) shares of stock authorized to be issued by this Corporation of which One Thousand Three Hundred (1,300) shares are issued and outstanding.

III.  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the resolution of its Board of Directors and the unanimous vote of all shares entitled to vote.

IV.  FOURTH: That the capital of this Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Alan Joelson, its President and Donald G. Leve, its Secretary as of this 26 day of March, 1991.

By	/s/ Alan Joelson
Alan Joelson
President

By	/s/ Donald G. Leve
Donald G. Leve
Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Alan Joelson and Donald G. Leve, President and Secretary of Southbrook Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

I.              FIRST: That the Certificate of Incorporation of said corporation is amended as follows:

By striking out that portion of Part A of Article FOUR thereof which currently provides:

“The total number of shares that the Corporation shall have authority to issue shall be one thousand eight hundred (1,800) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) one thousand seven hundred (1,700) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

and inserting in lieu and instead thereof a new paragraph as part of Part A to Article FOUR, reading as follows:

“The total number of shares that the Corporation shall have authority to issue shall be two thousand four hundred (2,400) shares, of which (i) one hundred (100) shares, of a par value of $1 per share, shall be Common Stock, and (ii) two thousand three hundred (2,300) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

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II.            SECOND: That there are currently One Thousand Eight Hundred (1,800) shares of stock authorized to be issued by this Corporation of which One Thousand Eight Hundred (1,800) shares are issued and outstanding.

III.           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the resolution of its Board of Directors and the unanimous vote of all shares entitled to vote.

IV.           FOURTH: That the capital of this Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Alan Joelson, its President and Donald G. Leve, its Secretary as of this 31st day of December 1992.

By	/s/ Alan Joelson
Alan Joelson
President

By	/s/ Donald G. Leve
Donald G. Leve
Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHBROOK CORPORATION

Southbrook Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, does hereby certify:

FIRST:          That the Certificate of Incorporation of the Corporation is amended as follows:

A.      By amending and restating in its entirety Article FIRST thereof to read as follows:

“The name of the corporation is:

RAGING WATERS INVESTMENTS, INC.

B.      By deleting the first sentence of Part A of Article FOUR thereof which currently provides:

“The total number of shares that the Corporation shall have authority to issue shall be two thousand four hundred (2,400) shares, of which (i) one hundred (100) shares, or a par value of $1 per share, shall be Common Stock, and (ii) two thousand three hundred (2,300) shares, of a par value of $1 per share, shall be Non-Voting Stock.”

and inserting in lieu and instead thereof a new first sentence of Part A to Article FOUR, reading as follows;

“The total number of shares of stock which the Corporation shall have authority to issue shall be Sixty-Nine Thousand One Hundred (69,100), consisting of (i) One Hundred (100) shares of common stock, $1.00 par value per share (the “Common Stock”), and (ii) Sixty-Nine Thousand (69,000) shares of Non-Voting Stock, $1.00 par value per share. Upon filing of this amendment, each outstanding share of Non-Voting Stock shall be split into and reconstituted as 30 shares of Non-Voting Stock, respectively.”

SECOND:      That the foregoing amendment was duly adopted by a majority of the duly elected directors of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD:          That the foregoing amendment was duly adopted by a majority of the outstanding shares of stock of the Corporation entitled to vote thereon in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Alan Joelson, its President as of this 8th day of April, 1999.

/s/ Alan Joelson
Alan Joelson, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAGING WATERS INVESTMENTS, INC.

* * * * *

Raging Waters Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the “corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

1.              Amend Article 1 to read as follows:

“The name of the corporation is Ogden Parks – San Dimas, Inc.”

2.              Amend Article 2 to read as follows:

“The registered office of the corporation within the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle and the name of the registered agent at such address is Corporation Service Company.”

3.              Amend Article 4 so that in its entirety it shall read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares all of which shall be common stock with a par value of One Dollar ($1.00) each and entitled to one vote each.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Raging Waters Investments, Inc. has caused this certificate to be signed by Randal Drew its Senior Vice President and attested by Peter Allen its Secretary this 23rd day of August, 1999.

RAGING WATERS INVESTMENTS, INC.

	By:	/s/ Randal Drew
Randal Drew,
Senior Vice President

ATTEST:

/s/ Peter Allen
Peter Allen, Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OGDEN PARKS – SAN DIMAS, INC.

Ogden Parks – San Dimas, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation.”), does hereby certify that:

I.               The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.              Article One of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“First.     The name of the Corporation is SmartParks - San Dimas, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Randal H. Drew, its authorized officer, on this 1st day of March, 2001.

/s/ Randal H. Drew
Randal H. Drew President